UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 16, 2004




                         The South Financial Group, Inc.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    South Carolina                 0-15083                     57-0824914
----------------------            ----------                ----------------
(State of other juris-           (Commission                 (IRS Employer
diction of incorporation)        File Number)             Identification Number)


 102 South Main Street, Greenville, South Carolina                    29601
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 (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900






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The following amends and restates in its entirety Item 2 of The South Financial
Group, Inc.'s Form 8-K for an event dated June 16, 2004 and filed with the Securities and Exchange Commission on June 20, 2004. Item 7 is reprinted in its entirety for the convenience of the reader.


Item 2.  Acquisition or Disposition of Assets

         On July 16, 2004, The South Financial Group, Inc. ("TSFG") completed its acquisition of Florida Banks, Inc. ("FLBK"). In the transaction, FLBK common shareholders received 0.77 shares of TSFG common stock for each share of FLBK common stock. Approximately 5,418,890 shares of TSFG common stock are being issued in connection with the outstanding FLBK common and preferred stock. In addition, approximately 567,532 shares of TSFG common stock are issuable in connection with outstanding FLBK options.

         FLBK had approximately $1 billion in assets, and operated through its wholly owned banking subsidiary, Florida Bank, N.A. In connection with the acquisition, Florida Bank, N.A. was merged into Mercantile Bank, TSFG's Florida banking subsidiary.


Item 7.  Financial Statements and Exhibits

(a) Financial Statements of the Businesses Acquired. Not Applicable

(b) Pro Forma Financial Information. Not Applicable

(c) Exhibits.

         Exhibit No.
         2.1 Agreement and Plan of Merger between Florida Banks, Inc. and The South Financial Group, Inc. Incorporated by reference to
                  Exhibit 2.1 of The South Financial Group's Registration Statement on Form S-4, Registration No. 333 - 115264.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                The South Financial Group, Inc.


August 3, 2004                         By:      /s/ William P. Crawford, Jr.
                                                -------------------------------
                                                William P. Crawford, Jr.
                                                Executive Vice President